UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 7, 2019

Edesa Biotech, Inc.

(Exact Name of Registrant as Specified in its Charter)

British Columbia, Canada	001-37619	N/A
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 Spy Court Markham, Ontario, Canada L3R 5H6
(Address of Principal Executive Offices)

(905) 475-1234

Registrant’s telephone number, including area code

Stellar Biotechnologies, Inc.

332 E. Scott Street

Port Hueneme, California 93041

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common Shares	EDSA	The Nasdaq Capital Market

Explanatory Note

On June 10, 2019, Edesa Biotech, Inc., formerly known as “Stellar Biotechnologies, Inc.” (the “Company”), filed a Current Report on Form 8-K with the Securities and Exchange Commission (the “Original Form 8-K”) reporting, among other items, that on June 7, 2019, the Company completed its business combination with Edesa Biotech Inc. (“Edesa”). This Amendment No. 1 on Form 8-K/A (“Amendment No. 1”) amends the Original Form 8-K to disclose under Item 5.02 the Company’s entry into employment agreements with each of Dr. Pardeep Nijhawan, the Company’s Chief Executive Officer, and Michael Brooks, the Company’s President and the Company’s entry into indemnification agreements with each of its executive officers and directors. This Amendment No. 1 also amends Item 9.01(d) of the Original Form 8-K to include the employment agreements and form of indemnification agreement as exhibits to this Current Report on Form 8-K.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Employment Agreement with Dr. Pardeep Nijhawan

On June 14, 2019 but effective as of June 7, 2019, the Company entered into an employment agreement with Dr. Pardeep Nijhawan. Pursuant to the employment agreement, Dr. Nijhawan will serve as the Company’s Chief Executive Officer for an indefinite term until Dr. Nijhawan’s employment is terminated in accordance with the agreement. As compensation for his services to the Company, Dr. Nijhawan will receive a base salary of $300,000 per year and be eligible to receive a target annual bonus of 40% of his base salary, subject to achieving corporate and personal targets to be determined by the Company. Dr. Nijhawan will also receive an automobile allowance of $2,700 per month and be eligible to participate in the Company’s group insured benefits program, as may be in effect from time-to time for the Company’s employees generally, and executive employees specifically. Dr. Nijhawan is also eligible for future share and/or option grants, as determined by the Company’s Compensation Committee, commensurate with Dr. Nijhawan’s position and any business milestones which may be established by the Compensation Committee and subject to availability of shares and/or options for grant under the Company’s Incentive Compensation Plan.

If Dr. Nijhawan’s employment with the Company is terminated for “Cause” (as such term is defined in the employment agreement), subject to applicable law, the Company’s only obligation shall be to provide Dr. Nijhawan with his base salary and vacation pay earned through the date of termination and all of Dr. Nijhawan’s vested or non-vested stock options which have not been exercised by Dr. Nijhawan as of the date of termination will be automatically extinguished. If Dr. Nijhawan is terminated by the Company without “Cause”, the Company’s only obligation shall be to provide Dr. Nijhawan with (i) a lump sum payment equal to Dr. Nijhawan’s then current base salary for twenty-four months (the “Severance Period”), (ii) a lump sum payment of the annual bonus to which Dr. Nijhawan is entitled for the fiscal year immediately preceding the date of termination, if such bonus has not already been paid, (iii) a lump sum payment equal to Dr. Nijhawan’s annual bonus entitlement, prorated over Dr. Nijhawan’s length of service in the fiscal year in which his employment is terminated, calculated in accordance with the terms of the employment agreement; (iv) payment of Dr. Nijhawan’s annual bonus entitlement during the full Severance Period, calculated in accordance with the terms of the employment agreement, (v) continuation of Dr. Nijhawan’s benefits and car allowance and any other benefit required to be maintained by law in accordance with the terms of the employment agreement and (vi) subject to applicable law, all stock options granted to Dr. Nijhawan shall be exercisable in accordance with the terms of the applicable stock option plan. Dr. Nijhawan may resign from his employment at any time by providing the Company with a minimum of sixty days advance notice, in writing. Dr. Nijhawan’s notice may be waived by the Company, subject only to providing Dr. Nijhawan with payment of his base salary and continuation of benefits until the end of the notice period. If Dr. Nijhawan resigns from his employment, subject to applicable law, (i) all non-vested stock options and all vested stock options held by Dr. Nijhawan which have not been exercised by Dr. Nijhawan as of the date of termination shall be automatically extinguished and (ii) Dr. Nijhawan shall not be entitled to any bonus or pro rata bonus payment not already paid on or before the date of termination.

During the term of Dr. Nijhawan’s employment with the Company and for twelve months following the cessation of Dr. Nijhawan’s employment with the Company, Dr. Nijhawan is prohibited from competing with the Company’s business in North America. In addition, for twenty-four months following the cessation of Dr. Nijhawan’s employment with the Company, Dr. Nijhawan is prohibited from soliciting customers or prospective customers for any purpose competitive with the Company’s business, encouraging any customer to cease doing business with the Company and soliciting the employment or engagement of certain employees of the Company.

The foregoing description of Dr. Nijhawan’s employment agreement contained herein does not purport to be complete and is qualified in its entirety by reference to the employment agreement, which is attached hereto as Exhibit 10.2 and incorporated herein by reference.

Employment Agreement with Michael Brooks

On June 14, 2019 but effective as of June 7, 2019, the Company entered into an employment agreement with Michael Brooks. Pursuant to the employment agreement, Mr. Brooks will serve as the Company’s President for an indefinite term until Mr. Brooks’ employment is terminated in accordance with the agreement. As compensation for his services to the Company, Mr. Brooks will receive a base salary of $275,000 per year and be eligible to receive a target annual bonus of 40% of his base salary, subject to achieving corporate and personal targets to be determined by the Company. Mr. Brooks will also receive an automobile allowance of $2,000 per month and be eligible to participate in the Company’s group insured benefits program, as may be in effect from time-to time for the Company’s employees generally, and executive employees specifically. Mr. Brooks is also eligible for future share and/or option grants, as determined by the Company’s Compensation Committee, commensurate with Mr. Brooks’ position and any business milestones which may be established by the Compensation Committee and subject to availability of shares and/or options for grant under the Company’s Incentive Compensation Plan.

If Mr. Brooks’ employment with the Company is terminated for “Cause” (as such term is defined in the employment agreement), subject to applicable law, the Company’s only obligation shall be to provide Mr. Brooks with his base salary and vacation pay earned through the date of termination and all of Mr. Brooks’ vested or non-vested stock options which have not been exercised by Mr. Brooks as of the date of termination will be automatically extinguished. If Mr. Brooks is terminated by the Company without “Cause”, the Company’s only obligation shall be to provide Mr. Brooks with (i) a lump sum payment equal to Mr. Brooks’ then current base salary for twelve months plus one additional month for every completed year of service since September 2015, not to exceed an aggregate of twenty-four months (the “Severance Period”), (ii) a lump sum payment of the annual bonus to which Mr. Brooks is entitled for the fiscal year immediately preceding the date of termination, if such bonus has not already been paid, (iii) a lump sum payment equal to Mr. Brooks’ annual bonus entitlement, prorated over Mr. Brooks’ length of service in the fiscal year in which his employment is terminated, calculated in accordance with the terms of the employment agreement; (iv) payment of Mr. Brooks’ annual bonus entitlement during the full Severance Period, calculated in accordance with the terms of the employment agreement, (v) continuation of Mr. Brooks’ benefits and car allowance and any other benefit required to be maintained by law in accordance with the terms of the employment agreement and (vi) subject to applicable law, all stock options granted to Mr. Brooks shall be exercisable in accordance with the terms of the applicable stock option plan. If Mr. Brooks’ employment is terminated or “constructively terminated” (as such term is defined in the employment agreement) by the Company without “Cause” upon or within a twelve month period following a Change of Control (as such term is defined in the employment agreement), Mr. Brooks shall be entitled to the payments and benefits provided as described in clauses (ii) to (vi) above, plus a change of control payment equal to twenty-four months of the his then current base salary. Mr. Brooks may resign from his employment at any time by providing the Company with a minimum of sixty days advance notice, in writing. Mr. Brooks’ notice may be waived by the Company, subject only to providing Mr. Brooks with payment of his base salary and continuation of benefits until the end of the notice period. If Mr. Brooks resigns from his employment, subject to applicable law, (i) all non-vested stock options and all vested stock options held by Mr. Brooks which have not been exercised by Mr. Brooks as of the date of termination shall be automatically extinguished and (ii) Mr. Brooks shall not be entitled to any bonus or pro rata bonus payment not already paid on or before the date of termination.

During the term of Mr. Brooks’ employment with the Company and for twelve months following the cessation of Mr. Brooks' employment with the Company, Mr. Brooks is prohibited from competing with the Company’s business in North America. In addition, for twenty-four months following the cessation of Mr. Brooks' employment with the Company, Mr. Brooks is prohibited from soliciting customers or prospective customers for any purpose competitive with the Company’s business, encouraging any customer to cease doing business with the Company and soliciting the employment or engagement of certain employees of the Company.

The foregoing description of Mr. Brooks’ employment agreement contained herein does not purport to be complete and is qualified in its entirety by reference to the employment agreement, which is attached hereto as Exhibit 10.3 and incorporated herein by reference.

Indemnification Agreements

On June 14, 2019, the Company entered into indemnification agreements with each of the Company’s executive officers and directors. Pursuant to the indemnification agreements, the Company has agreed to indemnify and hold harmless its directors and officers to the fullest extent permitted by the laws of the Province of British Columbia, subject to certain exceptions. The agreements generally cover expenses that a director or officer incurs or amounts that a director or officer becomes obligated to pay in connection with any proceeding in any way connected with, resulting from or relating to his or her service as a current or former director or officer of the Company or another entity at the request of the Company. The agreements also provide for the advancement of expenses to the directors and officers subject to specified conditions.

The foregoing description of the indemnification agreements is not complete and is subject to and qualified in its entirety by reference to the form of indemnification agreement, which is attached as Exhibit 10.4 hereto and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description of Exhibit

2.1+	Share Exchange Agreement, dated as of March 7, 2019, by and between Stellar Biotechnologies Inc., Edesa Biotech Inc. and the Edesa Shareholders (incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on March 8, 2019).

3.1+	Certificate of Amendment to the Restated Certificate of Incorporation of the Company, dated June 7, 2019.

10.1*+	Employment Agreement, dated as of June 7, 2019, by and between the Registrant and Kathi Niffenegger.

10.2*	Employment Agreement, dated as of June 14, 2019, by and between the Registrant and Dr. Pardeep Nijhawan.

10.3*	Employment Agreement, dated as of June 14, 2019, by and between the Registrant and Michael Brooks.

10.4*	Form of Indemnification Agreement, by and between the Company and each of its directors and executive officers.

16.1+	Letter from Moss Adams, LLP dated June 7, 2019.

99.1+	Press Release dated June 7, 2019.

*	Management contract or compensatory plan or arrangement.

+	Previously filed as an exhibit to the Original Form 8-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EDESA BIOTECH INC.

By:	/s/ Michael Brooks
Name: Title:	Michael Brooks President

Date: June 20, 2019